UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2018

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

(Registrant's telephone number, including area code)
(330) 558-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate    by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Pursuant to action taken by the Board of Directors (the “Board”) of Shiloh Industries, Inc., a Delaware corporation (the “Company”) on June 25, 2018, the Company is announcing the appointment of Lillian Etzkorn (“Etzkorn”) as Senior Vice President and Chief Financial Officer of the Company. Etzkorn’s employment with the Company is expected to begin no later than July 23, 2018. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Etzkorn, 49, was employed as Chief Financial Officer of CPI Card Group from January 2017 to July 2018. Prior to that, Etzkorn was the Vice President, Treasurer of Dana Incorporated from September 2011 through January 2017, which followed a 19-year career in various financial roles at Ford Motor Company, including Controller for Ford’s Truck, SUV, and Commercial Vehicle product lines. Etzkorn received her B.S. from Eastern Michigan University and MBA from the University of Michigan.

There was no understanding or arrangement between Etzkorn and any other person pursuant to which Etzkorn was selected as an officer. There are no family relationships between Etzkorn and any member of the Board or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Recently, the Company and Etzkorn entered into a written agreement concerning Etzkorn’s employment with the Company (the “Employment Agreement”). The Employment Agreement provides that Etzkorn will receive (i) a $410,000 annual base salary (“Base Salary”), (ii) eligibility to participate in the Company’s Management Incentive Plan (“MIP”), which shall provide an annual bonus opportunity of not less than 50% of Etzkorn’s Base Salary, subject to terms and conditions of the MIP (“Annual Bonus”), (iii) a one-time grant of restricted common stock of the Company worth $250,000, vesting over a three-year period, pursuant to the Company’s 2016 Equity and Incentive Compensation Plan, and (iv) an $80,000 signing bonus paid to Etzkorn after thirty (30) days of employment with the Company, subject to repayment in certain circumstances. Etzkorn will also receive other perquisites, such an automobile allowance and certain other benefits made available to senior executive officers.

Etzkorn’s employment is at-will. In the event of a termination by the Company without Cause or by Etzkorn with Good Reason, each as defined in the Employment Agreement, the Company will pay to Etzkorn (i) a severance payment in an amount equal to 1x Etzkorn’s then-current Base Salary, payable in installments during the twelve (12) months immediately following the date of termination and (ii) any earned but unpaid Annual Bonus for the fiscal year immediately preceding the fiscal year of termination.

Etzkorn is subject to confidentiality, non-competition and non-solicitation obligations during and after termination of employment with the Company.

A copy of the Employment Agreement will be filed as an exhibit to the Company’s next Form 10-Q and incorporated herein by reference. The above description of the material terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.

(b)

On June 25, 2018, Jay W. Potter, the Chief Financial Officer of the Company, left the employ of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits
99.1Company Press Release, dated June 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2018	SHILOH INDUSTRIES, INC. By: /s/ Ramzi Hermiz Name: Ramzi Hermiz Title: Chief Executive Officer